UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REVOLVE GROUP, LLC*

(Exact name of registrant as specified in its charter)

Delaware	46-1640160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16800 Edwards Road Cerritos, CA 90703
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-227614

Securities to be registered pursuant to Section 12(g) of the Act: None

*

Revolve Group, LLC, a limited liability company organized under the laws of Delaware, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on the New York Stock Exchange, Revolve Group, LLC will be converted into a corporation organized under the laws of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the General Corporation Law of the State of Delaware Section 265 and renamed Revolve Group, Inc. The Class A Common Stock to be listed on the New York Stock Exchange and referred to herein are securities of Revolve Group, Inc.

Item 1.	Description of Registrant’s Securities to be Registered

Revolve Group, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-227614), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2018, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 3, 2019	REVOLVE GROUP, INC.

	By:	/s/ Michael Karanikolas
Michael Karanikolas
Co-Chief Executive Officer